UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 16, 2011

ENTERTAINMENT GAMING ASIA INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-32161	91-1696010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Unit 3705, 37/F, The Centrium

60 Wyndham Street

Central, Hong Kong

(Address of principal executive offices)

+ 852-3151-3800

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement

On May 16, 2011, we entered into a shareholders agreement (the “Agreement”) with respect to our participation in a joint venture company with the tentative name of “Dreamworld Leisure (Pailin) Limited” (the “JVC”) for development, ownership and operation of a casino located in the Pailin province of Northwestern Cambodia near the Thailand border (the “Casino Project” or “Casino”).

The Agreement was entered into between our wholly-owned subsidiary in Cambodia (“EGT”, “we”, “us” or “our”) and a Cambodian individual (the “Local Partner”). Pursuant to the terms of the Agreement, our involvement in the Casino Project is subject to a number of conditions precedent as more particularly described below, which are beyond our control.

The Casino Project

The Local Partner is the owner of three parcels of land (which are respectively referred to as “Land A”, “Land B” and “Land C”), all of which are located in the Pailin province of Northwestern Cambodia near the Thailand border and amongst them, Land A and Land C are contiguous and situated in the prominent locations within that area. The existing status of the respective lands is as follows:

Land A — is an approximately 1,196 square meter parcel upon which the Local Partner is currently operating a supermarket and, subject to the relocation of the supermarket operations, the initial casino development will be conducted;

Land B —  is vacant at present and pursuant to the Agreement EGT shall, at its cost, build the Local Partner a new structure suitable for the Local Partner’s relocation of its supermarket business from Land A to Land B (the JVC shall have no interest in  Land B or the supermarket operations); and

Land C — consists of two contiguous parcels totaling approximately 23,160 square meters  located adjacent to Land A and  currently leased by the Local Partner to a third party tenant (the “Existing Third Party Lease”). The Existing Third Party Lease was entered into in 2006 and will expire in August 2016.

The Casino Project, which will include a full-fledged casino, which will be operated under our “Dreamworld” brand, with electronic gaming machines and table games such as baccarat,   roulette and dice games, will initially be developed on Land A and, upon expiration of the Existing Third Party Lease, the Casino Project shall be expanded to Land C. The initial phase of the Casino Project will consist of Casino operations on Land A with an estimated 23 table games and 40 electronic gaming machine seats.  The initial phase is expected to open in the second quarter of 2012, subject to the timely issuance of the required gaming license and construction permits.  Capital expenditures for the initial phase of the Casino Project, which will include the development and construction of the facility, the gaming equipment and the relocation of the Local Partner’s supermarket operations to Land B, are projected to be approximately $2.0 million.  The capital expenditures for the initial phase will be provided by EGT and EGT will fund the same from its internal cash resources.

EGT shall have the dominant management right and control over the business operation of the JVC and the Casino and all business decisions and policies made in respect of the JVC and the Casino’s business, except for limited exceptions relating to a sale of the business and other extraordinary events, shall be vested in EGT, which will control a majority of both the board seats and voting shares of the JVC.

Unless otherwise terminated pursuant to the terms of the Agreement, the Casino Project is for an initial term commencing from the date of the Agreement until 20 years from the date of delivery of the possession of Land A or Land C, which ever is later, by the local owner to the JVC, subject to further renewal by the parties in writing.

The lease of Land C shall be entered into between the local partner and the JVC, and the continued development of the Casino on Land C shall occur, upon expiration or any early termination of the Existing Third Party Lease.  The continued development of the Casino on Land C is expected to include expanded casino operations and complementary facilities such as hotel rooms, a spa and other entertainment amenities and could expand the footprint of the project to over 16,000 square meters.  We are obligated to lease Land C and continue the development of the Casino on Land C unless we determine, in our sole discretion, that it is not economically beneficial to the JVC to lease and develop Land C based on an “Uncontrollable Event”.

In the Agreement, the term “Uncontrollable Event” is defined as “any event that is not controllable by the parties, which may include, but not limited to, the temporary or permanent closure of the immigration check point at Phsar Prom District, Pailin Province, by either the Governments of Cambodia or Thailand, the imposition of any restrictions or prohibitions by the Government of Thailand for restricting or forbidding its citizens from traveling to Cambodia and/or gaming at the casinos in Cambodia, the imposition of any restrictions or prohibitions by the Government of Cambodia for restricting or forbidding gaming activities within Pailin Province, and any other force majeure events such as act of God, storm, flood, fire, earthquake, explosion, cyclone, tidal wave, landslide, adverse weather conditions, war whether declared or undeclared, revolution or act of public enemies, sabotage, riots, insurrections, civil commotion or epidemics”.

JVC Ownership and Terms of Agreement

The Casino Project will be held by the JVC, a private company incorporated in Cambodia for the sole purpose of holding and operating the Casino business. The respective shareholdings of the JVC by EGT and the Local Partner are 67% and 33%, respectively.  Regardless of the aforesaid percentages of the shareholding interests, it is agreed that all distributions of profits from operations or a sale of its assets by the JVC will be distributed to EGT and the Local Partner on a 55:45 basis, respectively.

Pursuant to the terms of the Agreement, the JVC will apply for its own gaming license for operation of the Casino in the Pailin Province of Cambodia (the “Casino License”) and the Local Partner will lease to the JVC Land A for an annual fee of $1.00 for a period of 20 years from the date of her delivery of the possession of Land A to the JVC (the “Lease Agreement”).  In addition, the Local Partner has committed, and the JVC has agreed, to lease Land C on the same terms and conditions as the Lease Agreement to the JVC upon expiration or any early termination of the Existing Third Party Lease unless EGT has decided, at its absolute discretion, that the JVC should not enter into such lease based on an Uncontrollable Event at the relevant time.

In return, but subject to certain conditions precedent, namely, (a) the entering into of the Lease Agreement in respect of Land A between the Local Partner and the JVC; (b) the agreement on the construction plan for a building structure capable of housing a supermarket on Land B by the Local Partner and EGT; and (c) the obtaining of the Casino License and the necessary construction permit and approvals by the JVC for its development of the Casino on Land A (all such conditions precedent shall be fulfilled or waived by EGT within 3 months from the date of the Agreement or such further period as may be agreed by EGT in writing), EGT will pay the Local Partner an one-off lump sum of $180,000, construct a building structure on Land B for the Local Partner to relocate her supermarket from Land A to Land B and, at EGT’s cost, fund the development and construction the Casino on the Land A (and as the case may be, Land C) and provide all necessary gaming machines and gaming tables to the Casino.

EGT shall also be required to provide loans to the JVC as necessary, to fund operational expenditures.  Pursuant to the Agreement, the term “operational expenditures” shall mean all expenditures (whether they are pre-Casino opening or post-opening expenditures) that relate to the daily operation of the Casino, including, but not limited to, utilities charges, training costs and uniform costs for the floor staffs, salaries and other fringe benefits for the floor staffs, costs for repair and maintenance of the building structures and equipment, food and beverage costs, marketing and promotional expenditures, applicable insurance costs, interest expenses, the renewal fees of the Casino licenses and such other expenses as may be agreed by the parties in writing from time to time.

The Agreement contains customary provisions on early termination by either party due to any introduction of adverse government policy or legislation against gaming operations at the Casino, or breach of the Agreement by the other party.  It is agreed that during the term of the Casino Project, the building structure of the Casino and Land A (and subsequently, Land C as well) shall be fully possessed and controlled by EGT. Upon any expiration of the term of the Casino Project through passage of time or early termination of the Casino Project that resulted from a material breach of the Agreement by EGT, then the Local Partner will recover possession and control of the building structure without having to pay any indemnities to EGT. If however the Casino Project or the Agreement is terminated for any other reasons, the Local Partner shall pay to EGT, as a compensation for the early termination of the Casino Project, an indemnity equal to the then fair market value of the building structure provided that such indemnity payment shall not preclude EGT from making other claims against the Local Partner if the early termination of the Casino Project is resulted from a material breach of the Agreement by the Local Partner. Under all circumstances, however, EGT is allowed to remove all movable equipment and assets from the Casino, which include but are not limited to, the electronic gaming machines and other gaming equipment supplied by us upon any expiration or termination of the Agreement.

The foregoing is only a summary of the Agreement.  The full text is included as Exhibit 99.1 to this report.

Item 2.01 Results of Operations and Financial Condition

On May 16, 2011, we issued a press release announcing the company’s results of operations for the fiscal quarter ended March 31, 2011.  A copy of the release is attached hereto as Exhibit 99.3 to this report.

Item 8.01 Other Events

On May 16, 2011, we issued a press release announcing, amongst other matters, that we entered into the Agreement described in Item 1.01 above.  A copy of the Agreement (with the JVC’s Articles of Incorporation attached thereto) and press release are attached as Exhibits 99.1 and 99.2, respectively, to this report.

Forward Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1993.  The forward-looking statements include statements regarding expectations for our involvement in the Casino Project, the timeline for pursuing and rolling-out the project, the estimated capital budget for the project, the parties’ ability to satisfy the several conditions to our participation in the projects and other activities expected to occur as a result of the transaction. Such statements are subject to certain risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward-looking statements.  Factors that could cause or contribute to differences include, but are not limited to, our inability to obtain the required gaming license or construction permits in a timely manner, the risk that any one of the several other conditions to our participation will not be satisfied,  risks related to any uncertainty surrounding the transaction, the risk that we experience cost overruns on the transaction and those other risks set forth in Entertainment Gaming Asia’s annual report on Form 10-K for the year ended December 31, 2010 filed with the SEC on March 30, 2011 and subsequently filed quarterly reports on Form 10-Q.  We caution readers not to place undue reliance on any forward-looking statements. We do not undertake, and specifically disclaim any obligation, to update or revise such statements to reflect new circumstances or unanticipated events.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits	Method Filing

The following exhibit is filed with this report:

Exhibit 99.1	Shareholders Agreement dated May 16, 2011 between the Registrant and Ms. Ban Sreymom, a Cambodian individual	Filed Electronically herewith

Exhibit 99.2	Press release dated May 16, 2011 regarding, amongst other matters, the Casino Project	Filed Electronically herewith

Exhibit 99.3	Press release dated May 16, 2011 regarding quarterly earnings	Filed Electronically herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERTAINMENT GAMING ASIA INC.

Dated: May 20, 2011	/s/ Clarence Chung
Clarence (Yuk Man) Chung
Chief Executive Officer